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                                                                    EXHIBIT 1.3

                               CERTIFICATE OF AMENDMENT
                                          OF
                                 CERTIFICATE OF TRUST
                                          OF
                              THE NAVELLIER SERIES FUND



This Certificate of Amendment of Certificate of Trust is filed in accordance with the provisions of the Delaware Business Trust Act and sets forth the following:

    1. The name of the Business Trust is THE NAVELLIER SERIES FUND. The original Certificate of Trust was filed with the office of the Secretary of State on or about May 15, 1993.

    2. The Certificate of Trust is being amended hereby to change the name of the Business Trust. Accordingly, paragraph 1 of the Certificate of Trust is hereby amended to read in its entirety as follows:

         1.   The name of the Delaware Business Trust is THE MFS SERIES TRUST.

    3. This Certificate of Amendment of Certificate of Trust shall become effective immediately upon its filing with the office of the Secretary of State of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned, being a majority of the trustees of The Navellier Series Fund currently in office or authorized, has duly executed this Certificate of Amendment of Certificate of Trust as of March 13, 1997.


                                  Lawrence Bianchi
                                  ---------------------------------
                                  Lawrence Bianchi, Trustee



                                  Donald A. Simon
                                  ---------------------------------
                                  Donald A. Simon, Trustee



                                  Kenneth Sletten
                                  ---------------------------------
                                  Kenneth Sletten, Trustee